EXHIBIT 4.6

                          IPVOICE COMMUNICATIONS, INC.
    OFFERING OF NO MORE THAN 104 UNITS OF IPVOICE COMMUNICATIONS, INC., AT AN
        OFFERING PRICE OF TWENTY FIVE THOUSAND DOLLARS ($25,000) PER UNIT

         IPVOICE COMMUNICATIONS, INC. ("Company", "IPVC" or "IPVoice"), is a Nevada corporation offering a minimum of 20 Units and a maximum of 104 Units for sale at a price of $25,000 per Unit. There is no limitation on the number of Units a subscriber may purchase. Units are being sold in minimum amounts of two Units per subscriber ($50,000) although the Company may under certain circumstances accept subscriptions for one Unit or for partial Units. An escrow account has been established to hold the proceeds from Unit sales until such time that the minimum offering has been reached ($500,000) or the Company has written contracts with customers to deploy 9 gateways (3 of which must be sent to third parties). Any further proceeds from the sale of Units will be held in escrow until such time that the Company has written contracts to deploy 2 gateways and then $100,000 will be released from escrow to fulfill the commitment.

         Prior to this Offering there has been a limited public market for the securities of the Company and there can be no assurance that any such public market for the securities of the Company will develop subsequent to this Offering. The Offering price has been determined arbitrarily by the Company and does not necessarily bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO PUBLIC INVESTORS. THEY SHOULD BE PURCHASED ONLY BY
PERSONS WHO CAN AFFORD THE RISK OF LOSS OF THEIR INVESTMENT.  SEE "RISK
FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           Discounts and          Proceeds to
                   Price to Public (1)     Commissions (2)        the Issuer (3)
Per Unit             $   25,000            $    -0-                $   25,000

Total Minimum
Offering             $  500,000            $    -0-                $  500,000

Total Maximum
Offering             $2,600,000            $    -0-                $2,600,000

         (1) This offering is made by the Company on a "best efforts" basis, for a period of 365 days from the date of this Memorandum and may be extended, at the option of the Company for an additional period or periods not exceeding an additional 365 days in the aggregate.
         (2) No commissions will be paid in connection with sales which are made directly by the Company. All sales will be made directly by the Company's principals (officers, directors or employees).
         (3) Before deducting certain other cost(s) related to this Offering payable by the Company including legal, accounting and printing expenses.

       The date of this Private Offering Memorandum is February 1, 1999.

                          EXPLANATION OF UNIT INTEREST

A Unit shall consist of the following:


         (A.) A two (2) year Note in the principal amount of $24,900 including interest payable quarterly in cash at 9% per annum, or at the option of the Company in freely-trading stock (if available) calculated at 18% per annum based on the average closing price of the stock for 7 days prior to the payment date. The Notes may, at the option of the Company, be extended for an additional one year term with equal monthly amortization at the rate of 110% of principal plus accrued interest at the Note rate; or, the Company may at its option extend the term of the Note for a total of two (2) additional years with equally monthly amortization at the rate of 120% of principal plus accrued interest at the Note rate, such option to extend the Note to be exercised by the Company in writing to the Noteholder at least 60 days prior to its original maturity date.

         (B.) Warrant for 18,750 shares of Common Stock of the Company exercisable at any time during the term of the Note, including any extensions thereof, the exercise price to be 125% of the average closing price of the stock for the 30 trading days immediately prior to the Offering date. The Company agrees to provide piggy-back registration rights to holders of such warrants in the event a registration statement is filed by the Company before the Notes are repaid.

         (C.) Twenty Five (25) Senior Convertible Preferred shares, without dividends, with a conversion feature providing that in the event of a default in payment which is not reasonably cured, all outstanding Senior Convertible Preferred shares shall be converted into common stock of the Company in an amount of shares which shall, immediately after issuance, equal 51% of the issued and outstanding shares, warrants and options of the common stock of the Company. Upon default, the Company also agrees to promptly call a special stockholder meeting in order to provide the stockholders with the opportunity to elect a majority of the Board from the Noteholder group. All Preferred shares are redeemable at no cost to the Company at the time that each Note is fully paid.


              (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                                TABLE OF CONTENTS

                                                                 Page No.
Summary of Offering...................................................

Risk Factors..........................................................

Capitalization........................................................

Use of Proceeds.......................................................

Business..............................................................

Management............................................................

Principal Shareholders................................................

Conflicts of Interest.................................................

Description of the Securities.........................................

Redemptions...........................................................

Plan of Distribution..................................................

Taxation..............................................................

                                    EXHIBITS

Financial Data.........................................................A

Subscription Agreement and Investment Representation of Investors......B

     THE UNITS ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND WILL NOT BE REGISTERED UNDER THE 1933 ACT, OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE AND THEREFORE CANNOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION, OR THE AVAILABILITY OF AN EXEMPTION THEREFROM. THERE IS NO PUBLIC OR OTHER MARKET FOR SUCH INTERESTS.

     THE UNITS OFFERED HEREBY INVOLVE RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS.")

     EACH RECIPIENT MUST RELY UPON HIS OR HER OWN REPRESENTATIVE AS TO LEGAL, TAX AND RELATED MATTERS. THE COMPANY HAS NOT APPLIED AND WILL NOT APPLY FOR A RULING AS TO ITS TAX STATUS AS A PARTNERSHIP FROM THE INTERNAL REVENUE SERVICE. (SEE "TAX CONSIDERATIONS.")

     THE COMPANY INTENDS TO CONDUCT THE OFFERING THROUGH THE COMPANY IN SUCH A MANNER THAT A SIGNIFICANT NUMBER OF THE SHARES WILL BE SOLD TO "ACCREDITED INVESTORS" AS THAT TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933. THE REPRESENTATIONS OF EACH INVESTOR WILL BE REVIEWED TO DETERMINE THE SUITABILITY OF PROSPECTIVE INVESTORS (PARTICULARLY NONACCREDITED INVESTORS), AND THE COMPANY WILL HAVE THE RIGHT TO REFUSE A SUBSCRIPTION FOR SHARES IF IN ITS SOLE DISCRETION THE COMPANY BELIEVES THAT THE PROSPECTIVE INVESTOR DOES NOT MEET THE APPLICABLE SUITABILITY REQUIREMENT OR THAT THE SHARES ARE OTHERWISE AN UNSUITABLE INVESTMENT FOR THE PROSPECTIVE INVESTOR.

     THE COMPANY SHALL PRIOR TO THE SALE OF ANY SECURITIES ALLOW EACH INVESTOR OR HIS AGENT THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM ANY PERSON AUTHORIZED TO ACT ON BEHALF OF THE COMPANY CONCERNING ANY ASPECT OF THE INVESTMENT AND TO OBTAIN ANY ADDITIONAL INFORMATION (TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION) NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM. INVESTORS OR THEIR REPRESENTATIVES HAVING QUESTIONS OR DESIRING ADDITIONAL INFORMATION SHOULD CONTACT BARBARA WILL AT
(303) 738-1266.

                     NOTICES TO RESIDENTS OF CERTAIN STATES

                           NOTICE TO ALABAMA RESIDENTS

     THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THE INVESTMENT OF AN ALABAMA PURCHASER WHO IS NOT AN ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PERCENT OF SUCH PURCHASER'S NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, FURNISHINGS AND AUTOMOBILES.

                           NOTICE TO ALASKA RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ALASKA SECURITIES ACT AND MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

                           NOTICE TO ARIZONA RESIDENTS

     SUBJECT TO THE PROVISIONS OF ARIZONA ADMINISTRATIVE CODE R14-4-140, THESE SECURITIES MAY BE OFFERED AND SOLD BY THE ISSUER ONLY TO ACCREDITED INVESTORS AS DEFINED IN ARIZONA ADMINISTRATIVE CODE R14-4-126 AND MAY BE RE-OFFERED AND SOLD WITHIN ARIZONA FOR A THREE YEAR PERIOD ONLY TO ACCREDITED INVESTORS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE ARIZONA CORPORATION COMMISSION, NOR HAVE THEY PASSED UPON THE MERITS OF OR OTHERWISE APPROVED THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          NOTICE TO ARKANSAS RESIDENTS

     THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 14(b)(14) OF THE ARKANSAS SECURITIES ACT AND SECTION 4(2) OF THE SECURITIES ACT OF 1933. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE DEPARTMENT NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE

     SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, AN INVESTMENT BY A NON-ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTOR'S NET WORTH AT THE TIME OF PURCHASE, ALONE OR JOINTLY WITH SPOUSE.

                         NOTICE TO CALIFORNIA RESIDENTS

     IF THE  COMPANY  ELECTS TO SELL  SHARES IN THE STATE OF  CALIFORNIA,  IT IS
UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SHARES, OR OTHER INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                         NOTICE TO CONNECTICUT RESIDENTS

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          NOTICE TO DELAWARE RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

                           NOTICE TO FLORIDA RESIDENTS

     THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                           NOTICE TO GEORGIA RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 9(m) OF SUCH ACT AND THE SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SAID ACT.

                            NOTICE TO IDAHO RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

     ANYTHING  TO  THE   CONTRARY   NOTWITHSTANDING,   THE   INVESTMENT   BY  AN
NON-ACCREDITED INVESTOR MAY NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO INDIANA RESIDENTS

     EACH INVESTOR PURCHASING SHARES MUST WARRANT THAT HE HAS EITHER (i) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) EQUAL TO AT LEAST
THREE (3) TIMES THE AMOUNT OF HIS INVESTMENT BUT IN NO EVENT LESS THAN SEVENTY-FIVE THOUSAND ($75,000) DOLLARS OR (ii) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES OF TWO (2) TIMES HIS INVESTMENT BUT IN NO EVENT LESS THAN THIRTY THOUSAND ($30,000) DOLLARS AND A GROSS INCOME OF THIRTY THOUSAND ($30,000) DOLLARS.

                            NOTICE TO IOWA RESIDENTS

     IOWA RESIDENTS MUST HAVE EITHER (i) A NET WORTH OF AT LEAST FORTY THOUSAND ($40,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND A MINIMUM ANNUAL GROSS INCOME OF FORTY THOUSAND ($40,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED TWENTY-FIVE THOUSAND ($125,000) DOLLARS AS COMPUTED ABOVE.

                           NOTICE TO KANSAS RESIDENTS

     AN INVESTMENT BY AN NON-ACCREDITED INVESTOR SHALL NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTOR'S NET WORTH; EXCLUDING PRINCIPAL RESIDENCE, FURNISHINGS THEREIN AND PERSONAL AUTOMOBILES.

                          NOTICE TO KENTUCKY RESIDENTS

     THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR OTHER DOCUMENT), HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREIN.

     ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THE INVESTMENT BY A NON-ACCREDITED INVESTOR MAY NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                            NOTICE TO MAINE RESIDENTS

     THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10520(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

                          NOTICE TO MARYLAND RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MARYLAND SECURITIES ACT IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 11-602(9) OF SUCH ACT. UNLESS THESE SECURITIES ARE REGISTERED, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MARYLAND, EXCEPT AS A SECURITY, OR IN A TRANSACTION EXEMPT UNDER SUCH ACT.

                        NOTICE TO MASSACHUSETTS RESIDENTS

     MASSACHUSETTS RESIDENTS MUST HAVE HAD EITHER (i) A MINIMUM NET WORTH OF AT LEAST FIFTY THOUSAND ($50,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND HAD DURING THE LAST YEAR, OR IT IS ESTIMATED THAT THE SUBSCRIBER WILL HAVE DURING THE CURRENT TAX YEAR, TAXABLE INCOME OF FIFTY THOUSAND ($50,000) DOLLARS OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS [AS COMPUTED ABOVE].

                          NOTICE TO MICHIGAN RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MICHIGAN SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

     THE COMPANY SHALL PROVIDE ALL MICHIGAN INVESTORS WITH A DETAILED WRITTEN STATEMENT OF THE APPLICATION OF THE PROCEEDS OF THE OFFERING WITHIN SIX (6) MONTHS AFTER COMMENCEMENT OF THE OFFERING OR UPON COMPLETION, WHICHEVER OCCURS FIRST, AND WITH ANNUAL CURRENT BALANCE SHEETS AND INCOME STATEMENTS THEREAFTER.

                          NOTICE TO MINNESOTA RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 80 OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED FOR VALUE EXCEPT PURSUANT TO REGISTRATION OR OPERATION OF LAW.

                         NOTICE TO MISSISSIPPI RESIDENTS

     THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE MISSISSIPPI SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE MISSISSIPPI SECRETARY OF STATE OR WITH THE SECURITIES AND EXCHANGE COMMISSION, NEITHER THE SECRETARY OF STATE NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, NOR HAS APPROVED OR DISAPPROVED THE OFFERING. THE SECRETARY OF STATE DOES NOT RECOMMEND THE PURCHASE OF THESE OR ANY OTHER SECURITIES.

     THERE IS NO ESTABLISHED MARKET FOR THESE SECURITIES AND THERE MAY NOT BE ANY MARKET FOR THESE SECURITIES IN THE FUTURE. THE SUBSCRIPTION

PRICE OF THESE SECURITIES HAS BEEN ARBITRARILY DETERMINED BY THE ISSUER AND IS NOT AN INDICATION OF THE ACTUAL VALUE OF THESE SECURITIES.

     THE PURCHASER OF THESE SECURITIES MUST MEET CERTAIN SUITABILITY STANDARDS AND MUST BE ABLE TO BEAR THE ENTIRE LOSS OF HIS INVESTMENT. ADDITIONALLY, ALL PURCHASERS WHO ARE NOT ACCREDITED INVESTORS MUST HAVE A NET WORTH OF AT LEAST THIRTY THOUSAND ($30,000) DOLLARS AND INCOME OF THIRTY THOUSAND ($30,000)
DOLLARS OR A NET WORTH OF SEVENTY FIVE THOUSAND ($75,000) DOLLARS. THESE SECURITIES MAY NOT BE TRANSFERRED FOR A PERIOD OF ONE (1) YEAR EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE MISSISSIPPI SECURITIES ACT OR IN A TRANSACTION IN COMPLIANCE WITH THE MISSISSIPPI SECURITIES ACT.

                          NOTICE TO MISSOURI RESIDENTS

     THESE SECURITIES ARE SOLD TO, AND BEING ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPTED UNDER SECTION 10, SUBSECTION 409.402(B), MISSOURI UNIFORM SECURITIES ACT (RMSO 1969).

     THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF MISSOURI. UNLESS THE SHARES ARE REGISTERED, THEY MAY NOT BE REOFFERED OR RESOLD IN THE STATE OF MISSOURI, EXCEPT AS A SECURITY, OR IN A TRANSACTION EXEMPT UNDER SAID ACT.

     ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTOR MUST HAVE A MINIMUM ANNUAL INCOME OF THIRTY THOUSAND ($30,000) DOLLARS AND A NET WORTH OF AT LEAST THIRTY THOUSAND ($30,000) DOLLARS (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR A NET WORTH OF SEVENTY FIVE THOUSAND ($75,000) DOLLARS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES.

     AN INVESTMENT BY A NON-ACCREDITED INVESTOR SHALL NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO MONTANA RESIDENTS

     EACH MONTANA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE (12) MONTHS AFTER DATE OF PURCHASE.

     ANYTHING   TO  THE   CONTRARY   NOTWITHSTANDING,   THE   INVESTMENT   BY  A
NON-ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTORS NET WORTH.

                          NOTICE TO NEBRASKA RESIDENTS

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE NEBRASKA SECURITIES ACT AND MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

     EACH NEW HAMPSHIRE INVESTOR PURCHASING SHARES MUST WARRANT THAT HE HAS EITHER (i) A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OF TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS OR (ii) A NET WORTH (EXCLUSIVE OF HOME, FURNISHING AND AUTOMOBILES) OF ONE HUNDRED TWENTY FIVE THOUSAND ($125,000) DOLLARS AND FIFTY THOUSAND ($50,000) DOLLARS ANNUAL INCOME.

                         NOTICE TO NEW JERSEY RESIDENTS

     THE ATTORNEY GENERAL OF THE STATE HAS NOT PASSED OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          NOTICE TO NEW YORK RESIDENTS

     THIS OFFERING MEMORANDUM HAS NOT YET BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THIS OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THAT WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

                        NOTICE TO NORTH DAKOTA RESIDENTS

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSIONER OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       NOTICE TO NORTH CAROLINA RESIDENTS

     THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATION NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED ON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          NOTICE TO OKLAHOMA RESIDENTS

     THE SECURITIES RENDERED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR THE OKLAHOMA SECURITIES ACT OF AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

     ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY A NON-ACCREDITED INVESTOR SHALL NOT EXCEED TEN (10%) PERCENT OF THE INVESTORS NET WORTH.

                           NOTICE TO OREGON RESIDENTS

     THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED WITH THE DIRECTOR OF THE STATE OF OREGON UNDER THE PROVISIONS OF OAR 441-65-240. THE INVESTOR IS ADVISED THAT THE DIRECTOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THIS DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE DIRECTOR.

     THE INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE COMPANY CREATING THE SECURITIES, AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

                        NOTICE TO PENNSYLVANIA RESIDENTS

     ANY PERSON WHO ACCEPTS AN OFFER TO PURCHASE THE SECURITIES IN COMMONWEALTH OF PENNSYLVANIA IS ADVISED, THAT PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT, HE SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE, AND RECEIVE A FULL REFUND OF ANY CONSIDERATION PAID, WITHOUT INCURRING ANY LIABILITY, WITHIN TWO (2) BUSINESS DAYS FROM THE TIME THAT HE RECEIVES NOTICE OF THIS WITHDRAWAL RIGHT AND RECEIVES THE PLACEMENT OFFERING MEMORANDUM. ANY PERSON WHO WISHES TO EXERCISE SUCH RIGHT OF WITHDRAWAL IS ADVISED TO GIVE NOTICE BY LETTER OR TELEGRAM SENT AND POSTMARKED BEFORE THE END OF THE SECOND BUSINESS DAY AFTER EXECUTION. IF THE REQUEST FOR WITHDRAWAL IS TRANSMITTED ORALLY, WRITTEN CONFIRMATION MUST BE GIVEN. ANY PERSON WHO PURCHASES INTERESTS WHO IS A PENNSYLVANIA RESIDENT WILL NOT SELL SUCH INTERESTS FOR A PERIOD OF TWELVE (12) MONTHS BEGINNING WITH THE CLOSING DATE. PENNSYLVANIA RESIDENTS MUST HAVE EITHER
(i) A MINIMUM NET WORTH OF THIRTY THOUSAND ($30,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND A MINIMUM ANNUAL GROSS INCOME OF THIRTY THOUSAND ($30,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST SEVENTY-FIVE THOUSAND ($75,000) DOLLARS [AS COMPUTED ABOVE], AND MAY NOT INVEST MORE THAN TEN (10%) PERCENT OF THEIR NET WORTH [EXCLUSIVE OF THE SUBSCRIBER'S HOME, HOME FURNISHINGS AND AUTOMOBILES].

                       NOTICE TO SOUTH CAROLINA RESIDENTS

     THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER ONE OR MORE SECURITIES ACTS.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSIONER OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                        NOTICE TO SOUTH DAKOTA RESIDENTS

     THE SHARES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47-31 OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DEPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM OR OPERATION OF LAW.

     SOUTH DAKOTA RESIDENTS MUST HAVE EITHER (i) A MINIMUM NET WORTH OF AT LEAST SIXTY THOUSAND ($60,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND A MINIMUM GROSS INCOME OF SIXTY THOUSAND ($60,000) DOLLARS, OR
(ii) A NET WORTH OF AT LEAST TWO HUNDRED TWENTY-FIVE THOUSAND ($225,000) DOLLARS [AS COMPUTED ABOVE].

                          NOTICE TO TENNESSEE RESIDENTS

     ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY ANY INVESTOR SHALL NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                            NOTICE TO TEXAS RESIDENTS

     THIS OFFERING MEMORANDUM IS FOR THE INVESTOR'S CONFIDENTIAL USE AND MAY NOT BE REPRODUCED. ANY ACTION CONTRARY TO THESE RESTRICTIONS MAY PLACE SUCH INVESTOR AND THE ISSUER IN VIOLATION OF THE TEXAS SECURITIES ACT.

     ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY ANY INVESTOR SHALL NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                            NOTICE TO UTAH RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THAT ACT OR EXEMPTION THEREFROM.

                         NOTICE TO WASHINGTON RESIDENTS

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE WASHINGTON SECURITIES ACT AND THE ADMINISTRATOR OF SECURITIES OF THE STATE OFWASHINGTON HAS NOT REVIEWED THE OFFERING OR OFFERING MEMORANDUM. THESE SECURITIES MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THE ACT OR EXEMPTION THEREFROM.

     IT IS THE RESPONSIBILITY OF ANY INVESTOR PURCHASING SHARES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OR AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY.

                               SUMMARY OF OFFERING

The Company

     IPVoice Communications, Inc. was founded in September 1997 to provide a vehicle for key software technologies and a Research and Development laboratory for the emerging Voice Over The Internet market. IPVoice core software technologies require little additional development to produce market viability. New technologies presently under development such as TrueConnect may require additional financial support to bring them to the marketplace.

The executive offices of IPVoice are as follows:

5901 South Middlefield Road, Suite 100
Littleton, CO 80123
Telephone:  (303) 738-1266
Facsimile: (303) 738-1294

(Original subscription documents must be received by Company before stock can be ordered)

The Offering

Type of security offered....  Notes, Warrants,
                              Senior Convertible Preferred Shares

Offering price per Units..........................................   $    25,000

Maximum Number of Units Offered............................................  104

Minimum Number of Units Offered . . . . . . . . .. . . . . . . . . . . . . .  20

Shares Outstanding
  Prior to the Offering ........................................      13,006,091
  After the Minimum Offering . . . . . . . . . . .. . . . . . . . . . . .
  After the Maximum Offering . . . . . . . .. . .. .  . . . . . . . . . .

(Assumes that all Warrants included in the Units distributed herein are executed and that no senior convertible stock distributed herein has been converted into common shares of the Company) Selected Financial Information

     The financial data included in this Memorandum as Exhibit A sets forth information regarding the Company as of its stated date. A summary of pertinent financial data relating to the Company is set forth therein.

                                  RISK FACTORS

     The purchase of Units offered hereby involves a high degree of risk. These securities should only be purchased by persons who can afford the risk of loss of their entire investment. Prior to the purchasing of shares, prospective investors should carefully consider the following risk factors:

                  1. IPVoice is a development stage company with a limited operating history. To date the Company has minimal revenues from operations and only nominal assets. See "Financial Statements." The Company faces all the risks inherent in a new business and there can be no assurance that any of the Company's planned future activities will be successful. Since the Company was recently organized, it cannot provide historical information and financial data upon which a prospective investor can make an informed judgment as to the future prospects of the Company. The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems and difficulties to which such ventures are subject. See "Use of Proceeds" and "Business."

                  2. Without the proceeds of this Offering the Company will have only minimal capital and will be limited in its operations. If the Offering does not raise a substantial amount of funds, the Company's capital may prove to be insufficient to permit substantial operations to commence, other than to a very limited extent. The Company may receive from this offering maximum net proceeds of $2,600,000, which management believes will be sufficient to implement the Company's initial plan of operation for the next 24 months. Less than the maximum amount may be obtained. If substantially less than the maximum financing offering is available to the Company, its planned activities may be materially and adversely affected.

                  3. None of the outstanding stock of the Company currently outstanding has been registered under the Securities Act of 1933, as amended (the "Act"). Common stock underlying the Units offered herein will be issued pursuant to Regulation D, and may be "restricted" under the Securities Act of 1933. State securities laws may also require the placement of transfer restrictions on the securities purchased herein.

                  4. The Company is not registered as, and is not required to register as, an investment company or "mutual fund" and thus is not subject to the extensive regulation imposed by the Securities and Exchange Commission under the Investment Company Act of 1940 (the "40 Act"). Accordingly, stockholders will not be accorded the protections provided by the 40 Act or by the SEC which enforces those acts and may not be accorded the protection provided by the Advisers Act.

                  5. The Articles of Incorporation and/or the Bylaws provide that the Management may be indemnified against costs and expenses incurred in connection with, and will not be liable to the stockholders for, any action taken, or failure to act, on behalf of the Company in connection with the business of the Company as determined by the Management if not engaged in willful misconduct. Therefore, a stockholder may have a more limited right of action against the Management than would be available absent these provisions in the Articles of Incorporation and/or Bylaws.

                  6. Management will have broad discretion to utilize the funds of the company.

                                 CAPITALIZATION

                         Outstanding                   To be Outstanding
Title of Class           as of February 1, 1999        After Maximum Offering
--------------           ----------------------        ----------------------
Common Stock             $619,064                      $  619,064

Preferred Stock          $      0                      $   10,400

Notes                    $      0                      $2,589,600


                                 USE OF PROCEEDS

     The net proceeds to be realized from this Offering will approximate $2,600,000 if the Maximum Offering is sold; however, it is likely that less than the full amount of this offering will be obtained. Management anticipates the net proceeds less initial expenses payable will be applied to the business of the Company, providing working capital. An escrow account has been established to hold the proceeds from Unit sales until such time that the minimum offering has been reached ($500,000) and the Company has written contracts with customers to deploy 9 gateways (3 of which must be to third parties). Any further proceeds from the sale of Units will be held in escrow until such time that the Company has written contracts to deploy 2 gateways and then $100,000 will be released from escrow to fulfill this commitment.

     Initial expenses payable consist of: (a) legal, accounting, Blue Sky compliance, printing costs and transfer agent fees. No other charges or expenses are expected or anticipated. The balance of the funds will be utilized by the Management for working capital.

                                    BUSINESS

Introduction

     In the fast moving world of communications, especially Internet telephony, the companies with systems in the market are just now battling between open and closed systems. IPVoice has developed open systems and will have an edge on the competition in more ways than one.

     With the meteoric rise of the Internet (which is predicted to continue at a staggering rate), and the obvious savings that Internet telephony can provide, the future looks bright. In the multi-billion dollar telephone industry, IPVoice does not have to compete with AT&T and MCI. A small Internet telephone company can create significant revenues without ever disturbing the major players and thus having to compete with them in advertising or price-warring for market share. As the Internet telephony segment continues to grow and break out, which many industry analysts predict it surely will, it is an area that the large companies will certainly look to enter, probably through acquisitions. In that scenario, with their installed client base and established network customers well entrenched, their international presence developed, and their forward-thinking software developed, tested and already implemented, IPVoice could be perfectly positioned to become a prime buyout candidate.

The Company

     IPVoice Communications, Inc., a Nevada corporation of which IPVoice Communications, Inc., a Delaware corporation, is a wholly owned subsidiary (hereafter collectively referred to as "IPVoice" or the "Company") was originally formed in September 1997. The company was established with the intention of developing its MultiCom Business Management Software (developed by Anthony Welch, installed and ran in a Carrier grade switching environment for over three years) to interact with voice over the internet application under the product name of TrueConnect. By introducing Carrier grade Business Management into the marketplace, IPVoice is poised to take advantage of the explosive potential in Internet telephony. IPVoice is preparing to deliver products that allow companies and individuals to route their phone calls, faxes, and other data across the Internet at substantial cost savings with limited sacrifice of quality compared to traditional telephone networks.

     IPVoice's unique; state-of-the-art software and hardware solutions will bridge the gap between the telephone and the Internet. IP Telephony has been heralded as the foundation for a new class of telecommunication applications which promise to be as common as your desktop phone. This new technology, when exposed to the deregulated communications marketplace, will offer tremendous opportunity for young, Internet technology companies. Smaller companies which can easily assimilate new technology and which can quickly adapt to inevitable changes in the Internet, are expected to take fuller advantage of the market created for such products. IPVoice intends to make an impact on the Internet Telephony market by setting the standard for billing, management network and marketing programs.


The Exploding Internet Market

     The potential market for Internet telephony is awesome. Industry analysts speculate that revenues could grow sixteen-fold between 1995 and the turn of the century.

[GRAPHIC OMITTED]

     International Data Corporation (IDC) has predicted that the IP Telephony market will be worth $560 million in 1999 with annual growth of over 382%
(CAGR).

Internet Telephony

     Traditional telephone networks give every call a nailed-down circuit. This means that a dedicated circuit must be utilized for the full time that the call is connected. This wastes precious expensive resources because only one person can talk at a time and also because there are breaks in the conversation. In a normal conversation, one person speaks while the other listens. This wastes half of the capacity of the dedicated circuit. At best, a traditional telephone network uses 25% of the capacity of each call. This significantly inflates the costs of making calls.

     IP stands for Internet Protocol. IP is the most significant of the protocols on which the Internet (and thus the World Wide Web) is based. It allows a packet of information (voice, video, e-mail, data, images, etc.) to cross multiple networks on its way to its final destination. Thus, instead of having one dedicated circuit for a call, the entire network is shared. The "conversation" (voice, data, images, video, etc.) is split into many small packets and each packet is sent down whichever path is open at that time. Packets are reassembled at the destination. Until recently, packet switching was very slow. New technology can zip packets around networks at lightning speed. Fast packet networks will make voice sound as good (and possibly better) than the circuit-switched voice networks used currently.

     Companies using IPVoice's technology can achieve savings of 30% to 70% over circuit-switched voice. The estimated saving on expensive international calls is remarkable.

     The following graph shows the market predictions of the emerging IP Telephony industry (Source: Frost & Sullivan):

                  [GRAPHIC OMITTED]

         $1.81 Billion, Compound Annual Growth Rate: 149% for the period



Leading Edge Products

     IPVoice products have been designed and produced by the Company at its research and development site located in Denver, Colorado. IPVoice products are made from company-designed software and hardware as well as materials purchased from a few major suppliers. The Company has two sites operational and is preparing to deploy TrueConnect Gateways in the Domestic and International arena in the first quarter 1999.

     The launch of TrueConnect follows three years of extensive research and development, fieldtesting and trials on MultiCom, which is the business management system behind TrueConnect. TrueConnect provides a gateway for bridging the public telephone system with the Internet. With TrueConnect, users will be able to conduct real-time, full duplex, high quality two-way voice communications over the Internet. This method promises substantial savings compared to standard long distance telecommunications services.

         To support the True Connect product, the Company has completed several proprietary products that will allow the Company and its distributors to offer a total solution in Internet Telephony. These products including MultiCom, offer a complete order entry, billing, customer service, agent management and switching network management system for telecommunications businesses worldwide. AuditRite, is a software module add-in for the MultiCom system that allows MultiCom to read and interpret carrier-supplied data-tapes. The AuditRite system provides a powerful tool for analyzing call patterns and finding possible errors in a vendor's billing. The Company has also developed 4Com for Summa Four switches, ICBConnect for Harris switches and TrueWeb2, which when introduced to the world of IP Telephony, will change the way businesses function.

     The hardware technology to route calls over the Internet (Internet Telephony) has existed for about three years. Put simply, because it avoids traditional telephone networks, Internet Telephony is faster, more direct and efficient, and therefore ultimately cheaper than traditional telephone networks. As such, Internet Telephony possesses an immediate and incredible opportunity for those companies developing the software to harness and direct the technology. The competition in the industry is presently focused on the software applications necessary to operate an Internet Telephony network.

     In simplest terms, the business of telephone companies is to sell minutes. Blocks of minutes represent the commodity of the industry. The more minutes you can switch through your network switches, the more money you make. The way established phone networks are set up, a call from your home to New York City will pass through switches belonging to your local provider, a regional provider, a national provider, a second regional provider and the local provider on the other end. Everyone gets a bite of the "per minute charge". Internet Telephony provides the ability to leapfrog the middle men, thereby creating a huge dollar savings to the customer, as well as allow immediate monitoring of your telephone services that have never been available until now.

     Where the rubber meets the road in the industry is in the software applications that control everything from routing to billing. It is in this new and wide open market that IP Voice stakes its claim to being the Best in the Industry. The companies that have gotten into the industry have concentrated on software that simply switches the minutes across the network, without concerning

--------
2 The IPVoice TrueWeb product is a complete business management system available over the Web and is scheduled for release soon.

themselves about how they would manage the network, conduct billing, and implement feature functionality. Telecommunications technology expert Anthony Welch, who is Executive Vice President of IP Voice, developed the MultiCom, AuditRite and TrueConnect platforms (all of which have received wide recognition in this fledgling industry) that are totally unique to IP Voice, and were designed to handle all the manageability and billing and design upgrades and service options that this exploding technology will soon need.

     The company believes that its closest competition is at least 12 months behind IPVoice in terms of its software capability, and it may take even longer for the competition to provide the same services IPVoice has had in operation for several years. Lucent is only now buying up companies that it will use to develop this technology. In the time it takes the rest of the industry to catch up, IPVoice, with former MCI top marketing executive Barbara S. Will at the helm, will have established its network and be on its way to providing newer and better services. (The company randomly changes its source code on its software, up to four times daily, to prevent any pirating of its technology.)

The unique aspects of IP Voice's software include:

REAL TIME BILLING - Currently offered by no one in the telephone industry, real time billing provides a customer with the ability to secure reports on their volume of calls, locations called and exact amount owed, among a host of other features.

FULL FEATURE FUNCTIONALITY - IPVoice can add services to its software at will, as they come on line or when requested by a customer. Moreover, traditional phone companies are saddled with huge costs and implementation times, as they update each switch individually across their network. IPVoice can update its entire International Network from its home base.

UNRIVALED AGENT CONTROL - A single agent can sit in front of a Gateway terminal and control the entire operation. Moreover, IPVoice can directly control the entire network from its main office in the U.S. This has huge implications on the commercial side, adding and servicing customers.

     IPVoice's architecture can switch through multiple networks, both Internet and traditional, giving it a unique universal application. No other stand-alone switch can do this. The IPVC Gateways also boast a unique open architecture, which means that the gateways can both send and receive calls from any other telephone carrier in the market. Everyone else is limited to receiving calls only.

     IPVoice's Gateway switches cost a partner $65,000 installed (and cost the company even less if it installs them itself), while a similar traditional switch, with all the attendant hardware and support for services and billing functions, would cost anywhere from $500,000 to $5 million.

     Debit Card and Calling Card functions are built into the Gateway, also a unique function. The software modules have been designed to work seamlessly and efficiently with each other, to provide the most extensive and well thought out approach to the business end of the technology.

     Given its technology, IPVoice's business plan is simple and flexible. They can set up their own switches, or partner with a local switching business and take a percentage of the minutes. The gateways can route calls over the Internet where their network is established, or use traditional phone lines when desired or necessary (special features allow a savings even when traditional phone lines are used, and IPVoice can also procure bulk minutes at a lower rate). The Company has several Letters of Intent with partners around the world, and is set to ship the first units in the first part of 1999. Therefore, IPVoice is a company ready to capitalize on its technologically superior position in a rapidly rising industry. Focused Business Strategy

     IPVoice intends to corner the market with these products, not only because they will be the first its kind, but because competitors will spend years of time and countless research dollars only to develop similar products.

     Within the IP telephony world, few companies stand apart from the rest as "market leaders" and are invariably the companies relied upon when seeking new technology. Although these companies may have been reliable in the past, their future performances can be no better than their underlying hardware. (One such company uses Natural MicroSystems, Inc.) IPVoice's systems are scalable along with centralized accounting which also has redundancy built into the environment. IPVoice's technology could transform competitors into customers, as IPVoice's billing and management software can communicate with other platforms due to its own open platform design. The industry leaders lack a critical component to their solutions: effective data-management and billing.

     With the recent acquisition of key technologies and the emergence of the IP telephony market, IPVoice stands in a unique position:

I. No competitor equals the IPVoice combined IP telephony solution and mature, real-time billing system for ease of use, affordability and quality. All competing IP telephony solutions in the marketplace today have immature billing systems.

II. No other telecommunications group can provide the same level of real-time remote access and manageability of information.

III. No other group can offer the same level of customer and agent access. The resulting sales momentum from empowering the remote agents will create a self-driving sales force unparalleled in the industry.

IV. With IPVoice's industry-unique combination of IP telephony technology, Internet remote-access technology, and a comprehensive order-entry and invoicing system, IPVoice can instantly address and secure new marketplaces and opportunities.

     IPVoice products, utilizing specially developed proprietary software, will provide ongoing revenues from calls made whether voice or data. All of the Company's products are available for a minimal capital investment of $65,000.

The Company is exploring possible relationships with venture capital groups and private investment concerns. TruePartners who have already signed Letters of Intent are being sent their contracts so that the Company can start deployment of its TrueConnect Gateways. The Company has secured seven LOI's and is anxious to move forward with product into the marketplace via new, as well as established, independent representatives and distributors, under the direction of the Company's President, Barbara Will.

     Ms. Will's close association with key organizations and individuals will support the Company's marketing efforts, as a result of her prior experience in a senior capacity with MCI. These contacts should prove invaluable during these marketing and sales activities.

     The Company has targeted International markets and will support its sales efforts by participating in trade shows targeting the telecommunication industry and large businesses, as well as through professional articles, peer-reviewed studies, direct calls and a comprehensive marketing campaign. After purchasing the products from the Company, IPVoice customers will use network services to be developed by the Company and offered at extremely competitive rates. The Company believes it is well placed to capitalize on this very large and potentially profitable opportunity.

Locations assigned IPVoice TruePartners and awaiting deployment:

          Hong Kong           Madrid            Paris
          Taiwan              London            Caribbean
          China               New York          Panama
          Greece              Costa Rica        Mexico

Revenue from Distribution Channels

     Management of the Company is anticipating gross margins to be approximately 42% on sales of IPVoice products.
                                   MANAGEMENT

     The primary strength of the leadership team stems from their combined expertise in both business management and technical fields.

BARBARA WILL, PRESIDENT, COO AND CHAIRPERSON

BARBARA WILL, PRESIDENT, COO AND CHAIRPERSON

     Barbara Will has over 20 years of experience in all areas of telecommunications, domestic and international. Prior to joining IPVoice, Ms. Will spent 11 years in a senior capacity with MCI and was responsible for signing some of the largest contracts with a carrier/reseller in MCI's history. Her vast industry experience includes international and international private line; International 800; data; DSO, DSI, DSC, OC3; dedicated in and outbound; One-Plus; calling and debit cards; Operator Assistance; Internet; Enhanced Services; and Enhanced Network.

     During her time at MCI, she received numerous awards for her outstanding performance. Ms. Will attended Colorado State University and graduated in Communications and Business Administration.

ANTHONY K. WELCH, EXEC. VICE PRESIDENT AND DIRECTOR

     Anthony Welch is the original designer of the MultiCom, AuditRite, and TrueConnect platforms and has served as Special Consultant to various telecommunications organizations. Mr. Welch has served as Special Consultant and Project Design Leader for such organizations as Wal- Mart International (US HQ and Mexico City Branch), Nation's Bank CS Headquarters, Frito-Lay Worldwide Headquarters, NEC America Mobile Radio/Cellular/Pager Division Headquarters, and Southwestern Bell Mobile (Cellular/Pager) Systems Headquarters.

     Mr. Welch has received numerous awards and recognition for his work in Artificial Intelligence - both in Military and Academic circles - and has applied this experience to creating technology solutions that are both intelligent and flexible. The technology behind the MultiCom system has received recognition from several telecom trade magazines ("Computer Telephony" and "Telephony" magazines). Mr. Welch obtained first place in the International Science competition for Artificial Intelligence at just 17 years of age. Mr. Welch attended the University of Mississippi and was the first freshman in the history of the college to be admitted into the artificial intelligence Ph.D. Program.

MICHAEL MCKIM, VICE PRESIDENT OF RESEARCH & DEVELOPMENT

     Michael McKim is responsible for designing and developing the interface between the telephony hardware and the TrueConnect gateway software. Mr. McKim will also be responsible for the technical pre-sales support and post-sale installation support. Mr. McKim has a master's degree in electrical engineering and has been involved with automation for over 12 years with extensive experience in developing business applications.

CONSULTANTS

RAY ZIMPHER, CONSULTANT

     Ray Zimpher has worked with the MultiCom technology for over two years and is highly qualified to maintain and enhance the MultiCom system. Mr. Zimpher brings over 27 years of system development experience in the Information Technology industry and has been witness to and participated in many technological advances with computers and design methodologies. Mr. Zimpher is a graduate of the US Army College.

FACILITIES

         IPVoice products were designed and produced by the Company at its research and development office suite in Littleton, Colorado.

REMUNERATION

         The Company has an agreement with respect to compensation for its key personnel and management as well as with the legal and accounting firms it has retained.

PRINCIPAL SHAREHOLDERS

         Prior to this offering, the Company had 13,006,091 shares of its Common Stock issued and outstanding. The following table sets forth, as of February 1, 1999, the beneficial ownership of the Company's Common Stock (i) by the only persons who are known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each officer and/or director of the Company; and
(iii) by all directors and officers as a group.

NAME             NUMBER OF SHARES       PERCENTAGE OWNED  PERCENTAGE OWNED
              OWNED PRIOR TO OFFERING   BEFORE OFFERING   AFTER MAXIMUM OFFERING
--------------------------------------------------------------------------
BARBARA S. WILL     3,000,000               23.1%                %

ANTHONY K. WELCH    3,000,000               23.1%                %

MICHAEL MCKIM               0                  0%               0%

CONDOR WORLDWIDE    3,000,000               23.1%                %
LTD.
--------------------------------------------------------------------------------
OFFICERS AND DIRECTORS                      46.1%                %
AS A GROUP

(assumes that all warrants included in the units distributed herein are executed and that no senior convertible stock distributed herein has been converted into common shares of the company) description of the securities units the company is hereby offering a "best efforts basis" up to 104 units at $25,000 per unit.

A UNIT SHALL CONSIST OF THE FOLLOWING:

     (A.) A two (2) year Note in the principal amount of $24,900 including interest payable quarterly in cash at 9% per annum, or at the option of the Company in freely-trading stock (if available) calculated at 18% per annum based on the average closing price of the stock for 7 days prior to the payment date. The Notes may, at the option of the Company, be extended for an additional one year term with equal monthly amortization at the rate of 110% of principal plus accrued interest at the Note rate; or, the Company may at its option extend the term of the Note for a total of two (2) additional years with equally monthly amortization at the rate of 120% of principal plus accrued interest at the Note rate, such option to extend the Note to be exercised by the Company in writing to the Noteholder at least 60 days prior to its original maturity date.

         (B.) Warrant for 18,750 shares of Common Stock of the Company exercisable at any time during the term of the Note, including any extensions thereof, the exercise price to be 125% of the average closing price of the stock for the 30 trading days immediately prior to the Offering date. The Company agrees to provide piggy-back registration rights to holders of such warrants in the event a registration statement is filed by the Company before the Notes are repaid.

         (C.) Twenty Five (25) Senior Convertible Preferred shares, without dividends, with a conversion feature providing that in the event of a default in payment which is not reasonably cured, all outstanding Senior Convertible Preferred shares shall be converted into common stock of the Company in an amount of shares which shall, immediately after issuance, equal 51% of the issued and outstanding shares, warrants and options of the common stock of the Company. Upon default, the Company also agrees to promptly call a special stockholder meeting in order to provide the stockholders with the opportunity to elect a majority of the Board from the Noteholder group. All Preferred shares are redeemable at no cost to the Company at the time that each Note is fully paid.

         Prior to this Offering there has been a limited public market for the securities of the Company and it is unlikely that any such public market for the securities of the Company will develop subsequent to this offering. The Offering price has been determined arbitrarily by the Company and does not necessarily bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value.

Common Stock

         The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's
Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

         Prior to this Offering, there has been a limited market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its equity securities.

     Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Preferred Stock

     The authorized capital stock of the Company also consists of 1,000,000 shares of Preferred Stock, $.001 par value, none of which are issued.

                              PLAN OF DISTRIBUTION

     The Company will offer up to 104 Units and a minimum of 20 Units. The Units will be offered directly by the Principals of the Company at the offering price of $25,000 per Unit. There is no limitation on the number of Units a subscriber may purchase.

Price of the Offering

         There is a limited market for shares of the Company's common stock, no market for shares of the Company's preferred stock or warrants, and there is no guaranty that a market will ever develop for these securities. Accordingly, the offering price has been determined by the Company. Among other factors considered in such determination were estimates of business potential for the Company, the Company's financial condition, an assessment of the Company's management and the general condition of the securities market at the time of this Offering. Such price does not necessarily bear any relationship to the assets, income or net worth of the Company.

         The Offering price should not be considered an indication of the actual value of the Shares. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the Shares can be resold at the Offering Price.

         There can be no assurance that an active trading market will develop upon completion of this Offering, or if such market develops, that it will be sustained. Consequently, purchasers of the Shares offered hereby may not find a ready market for Shares.

CAUTIONARY WARNING

     THE COMPANY'S BUSINESS PLAN AND THE COMPANY'S FINANCIAL STATEMENTS AND PROJECTIONS ARE FORWARD LOOKING. STATEMENTS AND ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THE PROJECTIONS. AS SUCH, NO INVESTOR SHOULD RELY ON SUCH INFORMATION IN MAKING HIS INVESTMENT.

ADDITIONAL INFORMATION
         Each investor warrants and represents to the Company that, prior to making an investment in the Company, that he has had the opportunity to inspect the books and records of the Company and that he has had the opportunity to make inquiries to the officers and directors of the Company and further that he has been provided full access to such information.

                       INVESTOR SUITABILITY STANDARDS AND
                             INVESTMENT RESTRICTIONS
                       -----------------------------------

SUITABILITY

         Units will be offered and sold pursuant to an exemption under the Securities Act, and exemptions under applicable state securities and Blue Sky laws. There are different standards under these federal and state exemptions which must be met by prospective investors in the Company.

         The Company will sell Units only to those Investors it reasonably believes meet certain suitability requirements described below.

         Each prospective Investor must complete a Confidential Purchaser questionnaire and each Purchaser Representative, if any, must complete a Purchaser Representative Questionnaire.

         EACH INVESTOR MUST BE RESPONSIBLE FOR DETERMINING THAT IT IS PERMITTED TO INVEST IN THE COMPANY, THAT ALL APPROPRIATE ACTIONS TO AUTHORIZE SUCH AN INVESTMENT HAVE BEEN TAKEN, AND THAT ANY REQUIREMENTS THAT ITS INVESTMENTS BE DIVERSIFIED OR SUFFICIENTLY LIQUID HAVE BEEN MET.

         An investor will qualify as an accredited Investor if it falls within any one of the following categories at the time of the sale of the Units to that
Investor:

         (1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan with the investment decisions made solely by persons that are accredited investors;

         (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) An organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000;

         (4) A director or executive officer of the Company.

         (5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Units exceeds $1,000,000;

         (6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as describe in Rule 506(b)(2)(ii) of Regulation D; and

        (8) An entity in which all of the equity owners are accredited investors (as defined above).

         As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of
(5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income an investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income form long-term capital gains has been reduced in arriving at adjusted gross income.

         In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdiction may be required to meet additional suitability requirements.

         An Investor that does not qualify as an accredited Investor is a non-accredited Investor and may acquire Shares only if:

         (1) The Investor is knowledgeable and experienced with respect to investments in limited partnerships either alone or with its Purchaser Representative, if any; and
         (2) The Investor has been provided access to all relevant documents it desires or needs; and

         (3) The Investor is aware of its limited ability to sell and/or transfer its Units in the Company; and

         (4) The Investor can bear the economic risk (including loss of the entire investment) without impairing its ability to provide for its financial needs and contingencies in the same manner as it was prior to making such investment.

     THE COMPANY RESERVES THE RIGHT IN ITS ABSOLUTE DISCRETION TO DETERMINE IF A POTENTIAL INVESTOR MEETS OR FAILS TO MEET THE SUITABILITY STANDARDS SET FORTH IN THIS SECTION.

Additional Suitability Requirements for Benefit Plan Investors

         In addition to the foregoing suitability standards generally applicable to all Investors, the Employee Retirement Income Security Act of 1934, as amended ("ERISA"), and the regulations promulgated thereunder by the Department of Labor impose certain additional suitability standards for Investors that are qualified pension, profit-sharing or stock bonus plans ("Benefit Plan Investor"). In considering the purchase of Units, a fiduciary with respect to a prospective Benefit Plan Investor must consider whether an investment in the Units will satisfy the prudence requirement of Section 404(a)(1)(B) of ERISA, since there is not expected to be any market created in which to sell or otherwise dispose of the Units. In addition, the fiduciary must consider whether the investment in Units will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA.

Restrictions on Transfer or Resale of Shares

         The Availability of Federal and state exemptions and the legality of the offers and sales of the Shares are conditioned upon, among other things, the fact that the purchase of Units by all Investors are for investment purposes only and not with a view to resale or distribution. Accordingly, each prospective Investor will be required to represent in the Subscription Agreement that it is purchasing the Units for its own account and for the purpose of investment only, not with a view to, or in accordance with, the distribution of sale of the Units and that it will not sell, pledge, assign or transfer or offer to sell, pledge, assign or transfer any of its Units without an effective registration statement under the Securities Act, or an exemption therefrom (including an exemption under Regulation D, Rule 505 or Regulation D, Rule 506) and an opinion of counsel acceptable to the Company that registration under the Securities Act is not required and that the transaction complies with all other applicable Federal and state securities or Blue Sky laws.

               IP Voice Communications, Inc., a Nevada corporation

                  INVESTOR SUITABILITY EVALUATION QUESTIONNAIRE

1.       NAME              ________________________________________________

2.       ADDRESS           ________________________________________________

                           ------------------------------------------------

3.       PHONE             Residence   (     )_________________________________
                           Business    (     )_________________________________

4.       SOCIAL SECURITY NUMBER        _______________________________

         TAX IDENTIFICATION NUMBER     _______________________________

5.       DATE OF BIRTH     _________________________________________________

6.       REPRESENTATIONS  (Investor should initial the appropriate blanks to which an affirmative representation can be made)

         _______________The total purchase price does not exceed twenty percent
                        (20%) of my net worth at the time of the sale and my subscription is at least One Hundred Fifty Thousand Dollars ($150,000.00).

         _______________I have a net worth of One Million Dollars($1,000,000.00)
                        or more.

         _______________I  have  an   income  of  Two  Hundred  Thousand Dollars
                        ($200,000.00) or more in each of the past two (2) years and during the current year.

         _______________The  total purchase price does not exceed twenty percent
                        (20%) of my net worth.

         I further represent that I can bear the economic risk of this investment and that I have substantial experience in making investment decisions of this type.

                                          ------------------------------
                                          Signature of Investor
Date:___________________________          ______________________________
                                          Name of Investor

DATE:___________________________          ______________________________

                                          NAME OF INVESTOR

                          IPVoice Communications, Inc.
                             (A Nevada corporation)


                               ==================

                             SUBSCRIPTION DATA SHEET

                               ==================

Name of Subscriber
(Offeree):_______________________________________________________

Address of Residence
(if natural person):_____________________________________________

-----------------------------------------------------------------

Address of
Business:________________________________________________________

-----------------------------------------------------------------

Subscriber's
Telephone No.:___________________________________________________

Subscriber's Social
Security No. or
Tax I.D. No.:____________________________________________________

Preferred Address for
receiving mail:
( ) Residence
( ) Business
( ) Other, if any:  _____________________________________________

-----------------------------------------------------------------

-----------------------------------------------------------------

Date of Subscription:____________________________________________

Amount of
Subscription:     $_________________________________________________

                      SUBSCRIPTION AGREEMENT AND INVESTMENT
                           REPRESENTATION OF INVESTORS
IPVOICE COMMUNICATIONS, INC.
5901 SOUTH MIDDLEFIELD ROAD, SUITE 100
LITTLETON, CO 80123

GENTLEMEN:

     1. SUBJECT TO THE TERMS AND CONDITIONS HEREOF, THE UNDERSIGNED, INTENDING TO BE LEGALLY BOUND, HEREBY IRREVOCABLY SUBSCRIBES FOR AND AGREES TO ACCEPT AND SUBSCRIBE TO _________ UNITS OF IPVOICE COMMUNICATIONS, INC., A NEVADA CORPORATION (THE COMPANY), FOR A TOTAL CONSIDERATION OF $_________, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED.

     2. IN ORDER TO INDUCE THE COMPANY TO ACCEPT THE SUBSCRIPTION MADE HEREBY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS TO THE COMPANY, AND EACH OTHER PERSON WHO ACQUIRES OR HAS ACQUIRED THE UNITS, AS FOLLOWS :

          (A) THE UNDERSIGNED, IF AN INDIVIDUAL (I) HAS REACHED THE AGE OF MAJORITY IN THE STATE IN WHICH HE RESIDES AND (II) IS A BONA FIDE RESIDENT AND DOMICILIARY (NOT A TEMPORARY OR TRANSIENT RESIDENT) OF THE STATE SET FORTH BENEATH HIS SIGNATURE BELOW.

          (B) THE UNDERSIGNED HAS THE FINANCIAL ABILITY TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE UNITS HAS ADEQUATE MEANS OF PROVIDING FOR HIS CURRENT NEEDS AND PERSONAL CONTINGENCIES, HAS NO NEED FOR LIQUIDITY IN SUCH INVESTMENT, AND COULD AFFORD A COMPLETE LOSS OF SUCH INVESTMENT. THE UNDERSIGNED'S OVERALL COMMITMENT TO INVESTMENTS THAT ARE NOT READILY MARKETABLE IS NOT DISPROPORTIONATE TO HIS NET WORTH, AND HIS INVESTMENT IN THE COMPANY WILL NOT CAUSE SUCH OVERALL COMMITMENT TO BECOME EXCESSIVE.

          (C) THE UNDERSIGNED MEETS AT LEAST ONE OF THE FOLLOWING CRITERIA:

               (I) THE UNDERSIGNED IS A NATURAL PERSON WHOSE INDIVIDUAL NET WORTH OR JOINT NET WORTH WITH HIS SPOUSE, AT THE TIME OF HIS PURCHASE, EXCEEDS $1,000,000 (ONE MILLION DOLLARS); OR

               (II) THE UNDERSIGNED IS A NATURAL PERSON AND HAD AN INDIVIDUAL INCOME IN EXCESS OF $200,000 (TWO-HUNDRED THOUSAND DOLLARS) IN EACH OF THE TWO MOST RECENT YEARS, OR JOINTLY WITH HIS SPOUSE IN EXCESS OF $300,000 (THREE-HUNDRED THOUSAND DOLLARS) IN EACH OF THOSE YEARS, AND

          WHO REASONABLY EXPECTS TO ACHIEVE AT LEAST THE SAME INCOME LEVEL IN THE CURRENT YEAR; OR

               (III) QUALIFIES AS AN ACCREDITED INVESTOR UNDER REGULATION D OF THE SECURITIES ACT OF 1933 (THE "ACT").

          (D) THE INVESTMENT IS ONE IN WHICH I AM PURCHASING FOR MYSELF AND NOT FOR OTHERS, THE INVESTMENT AMOUNT DOES NOT EXCEED 10% OF MY NET WORTH AND I HAVE THE CAPABILITY TO UNDERSTAND THE INVESTMENT AND THE RISK.

          (E) THE UNDERSIGNED HAS BEEN GIVEN A FULL OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING AND THE BUSINESS OF THE COMPANY, AND TO OBTAIN ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION GIVEN HIM OR TO OBTAIN SUCH OTHER INFORMATION AS IS DESIRED IN ORDER TO EVALUATE AN INVESTMENT IN THE UNITS. ALL SUCH QUESTIONS HAVE BEEN ANSWERED TO THE FULL SATISFACTION OF THE UNDERSIGNED.

          (F) IN MAKING HIS DECISION TO PURCHASE THE UNITS HEREIN SUBSCRIBED FOR, THE UNDERSIGNED HAS RELIED SOLELY UPON INDEPENDENT INVESTIGATIONS MADE BY HIM. HE HAS RECEIVED NO REPRESENTATION OR WARRANTY FROM THE COMPANY OR FROM A BROKER-DEALER, IF ANY, OR ANY OF THE AFFILIATES, EMPLOYEES OR AGENTS OF EITHER. IN ADDITION, HE IS NOT SUBSCRIBING PURSUANT HERETO FOR ANY UNITS AS A RESULT OF OR SUBSEQUENT TO (I) ANY ADVERTISEMENT, ARTICLE, NOTICE OR OTHER COMMUNICATION PUBLISHED IN ANY NEWSPAPER, MAGAZINE OR SIMILAR MEDIA OR BROADCAST OVER TELEVISION OR RADIO, OR (II) ANY SEMINAR OR MEETING WHOSE ATTENDEES, INCLUDING THE UNDERSIGNED, HAD BEEN INVITED AS A RESULT OF, SUBSEQUENT TO, OR PURSUANT TO ANY OF THE FOREGOING.

          (G)  THE  UNDERSIGNED   UNDERSTANDS  THAT  THE  UNITS  HAVE  NOT  BEEN
     REGISTERED UNDER THE ACT IN RELIANCE UPON SPECIFIC EXEMPTIONS FROM REGISTRATION THEREUNDER, AND HE AGREES THAT HIS UNITS MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, WHICH RESTRICTIONS REQUIRE THE APPROVAL OF THE COMPANY FOR THE TRANSFER OF ANY UNITS (WHICH APPROVAL, EXCEPT UNDER LIMITED CIRCUMSTANCES, MAY BE WITHHELD BY THE COMPANY IN ITS SOLE DISCRETION). THE UNDERSIGNED HAS BEEN ADVISED THAT THE COMPANY HAS NO OBLIGATIONS TO CAUSE THE UNITS TO BE REGISTERED UNDER THE ACT OR TO COMPLY WITH ANY EXEMPTION UNDER THE ACT, INCLUDING BUT NOT LIMITED TO THAT SET FORTH IN RULE 144 PROMULGATED UNDER THE ACT, WHICH WOULD PERMIT THE UNITS TO BE SOLD BY THE UNDERSIGNED. THE UNDERSIGNED UNDERSTANDS THAT IT IS ANTICIPATED THAT THERE MAY NOT BE ANY MARKET FOR RESALE OF THE UNITS, AND THAT IT MAY NOT BE POSSIBLE FOR THE UNDERSIGNED TO LIQUIDATE AN INVESTMENT IN THE UNITS. THE UNDERSIGNED

     UNDERSTANDS THE LEGAL CONSEQUENCES OF THE FOREGOING TO MEAN THAT HE MUST BEAR THE ECONOMIC RISK OF HIS INVESTMENT IN THE UNITS. HE UNDERSTANDS THAT ANY INSTRUMENTS REPRESENTING THE UNITS WILL BEAR LEGENDS RESTRICTING THE TRANSFER THEREOF.

     3. TO THE EXTENT I HAVE THE RIGHT TO RESCIND MY PURCHASE OF THE UNITS, WHICH RIGHT OF RECISSION IS HEREBY OFFERED, I WAIVE AND RELINQUISH SUCH RIGHTS AND AGREE TO ACCEPT CERTIFICATE(S) EVIDENCING SUCH UNITS.

     4. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

     5. ALL PRONOUNS CONTAINED HEREIN AND ANY VARIATIONS THEREOF SHALL BE DEEMED TO REFER TO THE MASCULINE, FEMININE OR NEUTER, SINGULAR OR PLURAL, AS THE IDENTITY OF THE PARTIES HERETO MAY REQUIRE.

     6. THE UNITS REFERRED TO HEREIN MAY BE SOLD TO THE SUBSCRIBER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE UNITS HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, IF SALES ARE MADE TO FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

     IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND AGREES TO BE BOUND BY THIS SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION ON THE DATE WRITTEN BELOW AS THE DATE OF SUBSCRIPTION:

                                          (TO BE USED FOR INDIVIDUAL(S))

----------------------------              -------------------------------
PRINT NAME OF INDIVIDUAL                  SIGNATURE OF INDIVIDUAL

-----------------------------             -------------------------------
STATE OF RESIDENCE                        DATE OF SUBSCRIPTION

                   (TO BE USED FOR PARTNERSHIPS, CORPORATIONS,
                            TRUSTS OR OTHER ENTITIES)

_______________________________          BY:______________________________
PRINT NAME OF PARTNERSHIP                SIGNATURE OF AUTHORIZED
CORPORATION - TRUST - ENTITY             REPRESENTATIVE

-------------------------------          ---------------------------------
CAPACITY OF AUTHORIZED                   PRINT NAME OF AUTHORIZED
REPRESENTATIVE                           REPRESENTATIVE

-------------------------------          --------------------------------
PRINT JURISDICTION OF                    DATE OF SUBSCRIPTION
INCORPORATION OR ORGANIZATION